                                                                    EXHIBIT 10.1

               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          dated as of December 30, 2005

                                      among

                         TIMKEN RECEIVABLES CORPORATION,
                                   as Seller,

                             THE TIMKEN CORPORATION,
                                  as Servicer,

                       JUPITER SECURITIZATION CORPORATION,
                                   as Company,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO
                           as Financial Institutions,

                                       and

                            JPMORGAN CHASE BANK, N.A.
          (successor by merger to Bank One, NA (Main Office Chicago)), as Agent and as L/C Issuer

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                                Table of Contents

                                                                                Page
                                                                                ----
ARTICLE I PURCHASE ARRANGEMENTS AND LETTER OF CREDIT ARRANGEMENTS............     1
   Section 1.1     Purchase Facility.........................................     1
   Section 1.2     Increases.................................................     2
   Section 1.3     Decreases.................................................     3
   Section 1.4     Issuance of Letters of Credit.............................     3
   Section 1.5     Payment Requirements......................................     3
   Section 1.6     Letters of Credit.........................................     3

ARTICLE II PAYMENTS AND COLLECTIONS..........................................     6
   Section 2.1     Payments..................................................     6
   Section 2.2     Collections Prior to Amortization.........................     6
   Section 2.3     Collections Following Amortization........................     7
   Section 2.4     Application of Collections................................     7
   Section 2.5     Payment Rescission........................................     8
   Section 2.6     Maximum Purchaser Interests...............................     8
   Section 2.7     Clean Up Call.............................................     9
   Section 2.8     Release of Excess Cash Collateral.........................     9

ARTICLE III COMPANY FUNDING..................................................     9
   Section 3.1     CP Costs..................................................     9
   Section 3.2     CP Costs Payments.........................................     9
   Section 3.3     Calculation of CP Costs...................................     9

ARTICLE IV FINANCIAL INSTITUTION FUNDING.....................................     9
   Section 4.1     Financial Institution Funding.............................     9
   Section 4.2     Yield Payments............................................    10
   Section 4.3     Selection and Continuation of Tranche Periods.............    10
   Section 4.4     Financial Institution Discount Rates......................    10
   Section 4.5     Suspension of the LIBO Rate...............................    10

ARTICLE V REPRESENTATIONS AND WARRANTIES.....................................    11
   Section 5.1     Representations and Warranties of The Seller Parties......    11
   Section 5.2     Financial Institution Representations and Warranties......    14

ARTICLE VI CONDITIONS OF PURCHASES...........................................    15
   Section 6.1     Conditions Precedent to the Initial Credit Event..........    15
   Section 6.2     Conditions Precedent to All Credit Events.................    15

ARTICLE VII COVENANTS........................................................    16
   Section 7.1     Affirmative Covenants of the Seller Parties...............    16
   Section 7.2     Negative Covenants of the Seller Parties..................    23

ARTICLE VIII ADMINISTRATION AND COLLECTION...................................    25


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
   Section 8.1     Designation of Servicer...................................    25
   Section 8.2     Duties of Servicer........................................    25
   Section 8.3     Collection Notices........................................    27
   Section 8.4     Responsibilities of Seller................................    27
   Section 8.5     Reports...................................................    27
   Section 8.6     Servicing Fees............................................    27

ARTICLE IX AMORTIZATION EVENTS...............................................    27
   Section 9.1     Amortization Events.......................................    27
   Section 9.2     Remedies..................................................    30
   Section 9.3     Servicer Defaults.........................................    30

ARTICLE X INDEMNIFICATION....................................................    30
   Section 10.1    Indemnities by the Seller Parties.........................    30
   Section 10.2    Increased Cost and Reduced Return.........................    33
   Section 10.3    Expenses..................................................    33

ARTICLE XI THE AGENT.........................................................    34
   Section 11.1    Authorization and Action..................................    34
   Section 11.2    Delegation of Duties......................................    34
   Section 11.3    Exculpatory Provisions....................................    34
   Section 11.4    Reliance by Agent.........................................    35
   Section 11.5    Non-Reliance on Agent and Other Purchasers................    35
   Section 11.6    Reimbursement and Indemnification.........................    35
   Section 11.7    Agent in its Individual Capacity..........................    36
   Section 11.8    Successor Agent...........................................    36

ARTICLE XII ASSIGNMENTS; PARTICIPATIONS......................................    36
   Section 12.1    Assignments...............................................    36
   Section 12.2    Participations............................................    37
   Section 12.3    Terminating Financial Institutions........................    37

ARTICLE XIII Reserved........................................................    38

ARTICLE XIV MISCELLANEOUS....................................................    38
   Section 14.1    Waivers and Amendments....................................    38
   Section 14.2    Notices...................................................    39
   Section 14.3    Ratable Payments..........................................    40
   Section 14.4    Protection of Interests of the Agent, the Purchasers
                   and the L/C Issuer........................................    40
   Section 14.5    Confidentiality...........................................    41
   Section 14.6    Bankruptcy Petition.......................................    42
   Section 14.7    Limitation of Liability...................................    42
   Section 14.8    CHOICE OF LAW.............................................    42
   Section 14.9    CONSENT TO JURISDICTION...................................    42
   Section 14.10   WAIVER OF JURY TRIAL......................................    42
   Section 14.11   Integration; Binding Effect; Survival of Terms............    43


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
   Section 14.12   Counterparts; Severability; Section References............    43
   Section 14.13   JPMorgan Roles............................................    43
   Section 14.14   Characterization..........................................    43
   Section 14.15   Amendment and Restatement.................................    44


                                       iii

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                             Exhibits and Schedules

Exhibit I      Definitions

Exhibit II-A   Form of Purchase Notice

Exhibit II-B   Form of Letter of Credit Request

Exhibit III Principal Places of Business of the Seller Parties; Location(s) of Records; Federal Employer Identification Number(s)

Exhibit IV     Names of Collection Banks; Collection Accounts

Exhibit V-1    Form of Seller Compliance Certificate

Exhibit V-2    Form of Performance Guarantor Compliance Certificate

Exhibit VI     Forms of Collection Account Agreements

Exhibit VII    Form of Assignment Agreement

Exhibit VIII   Credit and Collection Policy

Exhibit IX     Form of Contract(s)

Exhibit X-1    Form of Monthly Report

Exhibit X-2    Form of Weekly Report

Exhibit XI     Form of Performance Undertaking

Schedule A     List of Financial Institutions

Schedule B     List of Documents to be Delivered to the Administrative Agent

Schedule C     Financial Covenants Relating to the Performance Guarantor

                         TIMKEN RECEIVABLES CORPORATION
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

     This Amended and Restated Receivables Purchase Agreement dated as of December 30, 2005 is among Timken Receivables Corporation a Delaware corporation ("Seller"), The Timken Corporation, an Ohio corporation, as initial Servicer (the Servicer together with the Seller the "Seller Parties" and each a "Seller Party"), the entities listed on Schedule A to this Agreement (together with any of their respective successors and assigns hereunder, the "Financial Institutions"), Jupiter Securitization Corporation ("Company") and JPMorgan Chase Bank, N.A. (successor by merger to JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers hereunder or any successor agent hereunder (together with its successors and assigns hereunder, the "Agent") and as letter of credit issuer (in such capacity, the "L/C Issuer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

     The Seller Parties, the Purchasers and the Agent are parties to that certain Receivables Purchase Agreement dated as of December 18, 2002 (as amended prior to the date hereof, the "Earlier Purchase Agreement").

     The Parties hereto have, on the terms and conditions set forth herein, agreed to amend and restate the Earlier Purchase Agreement in its entirety.

     Seller desires (i) to transfer and assign Purchaser Interests to the Purchasers from time to time and (ii) for the L/C Issuer to issue Letters of Credit for which the Seller's Letter of Credit Obligations will be secured by a pledge of the Seller Interest.

     Company may, in its absolute and sole discretion, purchase Purchaser Interests from Seller from time to time.

     In the event that Company declines to make any purchase, the Financial Institutions shall, at the request of Seller, purchase Purchaser Interests from time to time. In addition, the Financial Institutions have agreed to provide a liquidity facility to Company in accordance with the terms of one or more Liquidity Agreements.

     JPMorgan has been requested and is willing to act as Agent on behalf of Company, the Financial Institutions and the L/C Issuer in accordance with the terms hereof.

                                   ARTICLE I
             PURCHASE ARRANGEMENTS AND LETTER OF CREDIT ARRANGEMENTS

          Section 1.1 Purchase Facility.


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

               (a) Upon the terms and subject to the conditions hereof, Seller may, at its option, sell and assign Purchaser Interests to the Agent for the benefit of one or more of the Purchasers. In accordance with the terms and conditions set forth herein, Company may, at its option, instruct the Agent to purchase on behalf of Company, or if Company shall decline to purchase, the Agent shall (subject to the other terms and conditions of this Agreement, including, without limitation, Section 6.2 hereof) purchase, on behalf of the Financial Institutions, Purchaser Interests from time to time during the period from the date hereof to but not including the Facility Termination Date in an aggregate amount not to exceed at such time the Purchase Limit minus the then outstanding Letter of Credit Obligations; provided, that, at no time may the aggregate Exposure exceed the Net Receivables Balance minus the Aggregate Reserves.

               (b) Seller may, upon at least ten (10) Business Days' notice to the Agent, terminate in whole or reduce in part, ratably among the Financial Institutions, the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount equal to $5,000,000 or an integral multiple thereof.

          Section 1.2 Increases.

          Seller shall provide the Agent with at least one Business Day's prior notice in a form set forth as Exhibit II-A hereto of each Incremental Purchase (a "Purchase Notice"); provided, that, with respect to any Incremental Purchase to refinance any outstanding Reimbursement Obligations, the Seller may provide notice of such Incremental Purchase on the day of such Incremental Purchase if such notice is provided before 12:00 noon (Chicago time); provided, further that, in the case of any such Incremental Purchase to refinance any outstanding Reimbursement Obligations where the Seller provides notice of such Incremental Purchase on the day of such Incremental Purchase, the Capital in respect of such Incremental Purchase shall accrue Discount at the Prime Rate on the day of such Incremental Purchase and thereafter, subject to the other terms and conditions of this Agreement, (i) if funded by the Company, will accrue CP Costs and (ii) if funded by the Financial Institutions, will accrue Discount at the Discount Rate requested by the Seller. Each Purchase Notice shall be subject to Section
6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested Purchase Price (which shall not be less than $1,000,000) and date of purchase (which, in the case of any Incremental Purchase (after the initial Incremental Purchase hereunder), shall only be on a Settlement Date) and, in the case of an Incremental Purchase to be funded by the Financial Institutions, the requested Discount Rate and Tranche Period. Following receipt of a Purchase Notice, the Agent will determine whether Company agrees to make the purchase. If Company declines to make a proposed purchase, Seller may cancel the Purchase Notice or, in the absence of such a cancellation, the Incremental Purchase of the Purchaser Interest will be made by the Financial Institutions. On the date of each Incremental Purchase and other than to the extent that the proceeds of such Incremental Purchase are being used to refinance outstanding Reimbursement Obligations, upon satisfaction of the applicable conditions precedent set forth in Article VI, Company or the Financial Institutions, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 12:00 noon (Chicago time), an amount equal to (i) in the case of Company, the aggregate Purchase Price of the Purchaser Interests Company is then purchasing or (ii) in the case of a Financial Institution, such Financial


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Institution's Pro Rata Share of the aggregate Purchase Price of the Purchaser
Interests the Financial Institutions are purchasing.

          Section 1.3 Decreases. Seller shall provide the Agent with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of Aggregate Capital from Collections. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of Aggregate Capital shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of Aggregate Capital to be reduced which shall be applied ratably to the Purchaser Interests of Company and the Financial Institutions in accordance with the amount of Capital (if any) owing to Company, on the one hand, and the amount of Capital (if any) owing to the Financial Institutions (ratably, based on their respective Pro Rata Shares), on the other hand (the "Aggregate Reduction"). Only one (1) Reduction Notice shall be outstanding at any time. No Aggregate Reduction will be made following the occurrence of the Amortization Date without the consent of the Agent.

          Section 1.4 Issuance of Letters of Credit. The Seller may request that the L/C Issuer issue Letters of Credit, and the L/C Issuer hereby agrees to issue such Letters of Credit and to renew, extend, increase, decrease or otherwise modify each Letter of Credit ("Modify," and each such action a "Modification"), from time to time upon the request of the Seller; provided, that no Letter of Credit shall be issued or Modified by the L/C Issuer if, after giving effect thereto, (i) the aggregate Exposure would exceed the Purchase Limit, (ii) the Letter of Credit Obligations would exceed the L/C Sublimit, or
(iii) the aggregate Exposure would exceed the Net Receivables Balance minus the Aggregate Reserves provided, further, that each Letter of Credit issued pursuant to this Section 1.4 shall have a face amount of not less than $100,000 in the case of documentary Letters of Credit or $500,000 in the case of standby Letters of Credit. No Letter of Credit shall have an original expiry date later than 364 days from the date of issuance or Modification.

          Section 1.5 Payment Requirements. All amounts to be paid or deposited by any Seller Party pursuant to any provision of this Agreement shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds, and if not received before 11:00 a.m. (Chicago time) shall be deemed to be received on the next succeeding Business Day. If such amounts are payable to a Purchaser they shall be paid to the Agent, for the account of such Purchaser, at 1 Chase Tower, Chicago, Illinois 60670 until otherwise notified by the Agent. Upon notice to Seller, the Agent may debit the Facility Account for all amounts due and payable hereunder. All computations of Yield, per annum fees calculated as part of any CP Costs, per annum fees hereunder and per annum fees under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (other than computations of Yield at the Prime Rate, which shall be made on the basis of a year of 365/6 days for the actual number of days elapsed). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          Section 1.6 Letters of Credit.


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

               (a) Letter of Credit Requests. The Seller shall give the L/C Issuer and the Agent reasonable prior notice of the proposed date of issuance or Modification of each Letter of Credit (and in no event shall such notice be given later than 12:00 noon (Chicago time) one Business Day prior to such issuance or Modification), by delivering to the Agent and the L/C Issuer a copy of a Letter of Credit Request in substantially the form of Exhibit II-B hereto, duly completed by Seller (each a "Letter of Credit Request"). The issuance or Modification by the L/C Issuer of any Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions precedent that such Letter of Credit shall be reasonably satisfactory to the L/C Issuer and that Seller shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Letter of Credit as the L/C Issuer shall have reasonably requested. In no event shall the L/C Issuer be obligated to issue a Modification if, on the proposed date of such Modification, the L/C Issuer would not be obligated to issue new Letters of Credit if requested or if the beneficiary does not consent to the proposed terms of the Modification.

               (b) Reimbursement by Seller. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the L/C Issuer shall notify the Agent, the Purchasers and Seller as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "L/C Payment Date" ). The responsibility of the L/C Issuer to Seller shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. Seller shall be irrevocably and unconditionally obligated to reimburse the L/C Issuer with cash on hand or, subject to the terms and conditions hereof, the proceeds of an Incremental Purchase on or before the applicable L/C Payment Date for any amounts to be paid by the L/C Issuer upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the L/C Issuer and remaining unpaid by Seller (whether from cash on hand or with the proceeds of a Purchase made in accordance with this Agreement) shall bear interest, payable on each Settlement Date in arrears out of Collections, for each day until paid at a rate per annum equal to the Default Rate. Regardless of whether the applicable L/C Payment Date has occurred, the Agent is hereby irrevocably directed to pay the proceeds of each Purchase made while any Reimbursement Obligations remain outstanding directly to the L/C Issuer until all such Reimbursement Obligations, together with all accrued and unpaid interest, are paid in full. Seller's Letter of Credit Obligations and obligation to pay interest pursuant to this Section 1.6(b) shall be secured by the Seller's grant of a security interest in the Seller Interest pursuant to Section 14.14(b).

               (c) Obligations Absolute. Seller's obligations under this Section
1.6 shall be absolute and unconditional under any and all circumstances and irrespective of (i) any lack of validity or enforceability of such Letter of Credit, any Letter or Credit Request, this Agreement, the Receivables Sale Agreement, or any other agreement or instrument relating thereto; (ii) the existence of any claim, counterclaim, set-off, defense or other right that Seller or the Originator may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document


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

presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof) or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided that such draft, demand, certificate or other document presented pursuant to such Letter of Credit appears on its face to comply with the terms thereof); or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under the Bankruptcy Code of the United States, or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally; (v) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to the departure from any guarantee, for all or any of the obligations of Seller or the Originator in respect of any Letter of Credit; or (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Seller or the applicable beneficiary; provided, that Seller shall not hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by Seller to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the L/C Issuer or
(ii) the L/C Issuer's failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Seller shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it, and, in the event of any claim of noncompliance with Seller's instructions or other irregularity, Seller will immediately (and in any event within 5 Business Days) notify the L/C Issuer. Seller shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

               (d) Actions of L/C Issuer. With respect to any actions taken or omitted in the absence of gross negligence, bad faith or willful misconduct, the L/C Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the L/C Issuer.

               (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the L/C Issuer or the Financial Institutions, the L/C Issuer hereby grants to each Financial Institution, and each Financial Institution hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Financial Institution's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Financial Institution hereby absolutely and unconditionally agrees to pay to the L/C Issuer, such Financial Institution's Pro Rata Share of each draw honored by the L/C Issuer pursuant to a Letter of Credit and not reimbursed by the Seller with the proceeds of an Incremental Purchase or other available funds on the date due as provided in this Section 1.6. Each Financial Institution acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of an Amortization Event or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                                   ARTICLE II
                            PAYMENTS AND COLLECTIONS

          Section 2.1 Payments. Notwithstanding any limitation on recourse contained in this Agreement, Seller shall immediately pay to the Agent when due, for the account of the L/C Issuer or the relevant Purchaser or Purchasers, as applicable, on a full recourse basis, (i) such fees as set forth in the Fee Letter (which fees shall be sufficient to pay all fees owing to the Financial Institutions), (ii) all CP Costs, (iii) all amounts payable as Yield, (iv) all amounts payable as Deemed Collections (which shall be immediately due and payable by Seller and applied to reduce outstanding Aggregate Capital hereunder in accordance with Sections 2.2 and 2.3 hereof), (v) all amounts required pursuant to Section 2.6, (vi) all amounts payable pursuant to Article X, if any,
(vii) all unreimbursed Reimbursement Obligations, (viii) all Servicer costs and expenses, including the Servicing Fee, in connection with servicing, administering and collecting the Receivables and (ix) all Broken Funding Costs (collectively, the "Obligations"). If any Person fails to pay any of the Obligations when due, such Person agrees to pay, on demand, interest on any such unpaid Obligations at the Default Rate until such Obligations are paid. Notwithstanding the foregoing, no provision of this Agreement or the Fee Letter shall require the payment or permit the collection of any amounts hereunder in excess of the maximum permitted by applicable law. If at any time Seller receives any Collections or is deemed to receive any Collections, Seller shall immediately pay such Collections or Deemed Collections to the Servicer for application in accordance with the terms and conditions hereof and, at all times prior to such payment, such Collections or Deemed Collections shall be held in trust by Seller for the exclusive benefit of the Purchasers, the L/C Issuer and the Agent.

          Section 2.2 Collections Prior to Amortization. On each day prior to the Amortization Date, any Collections and/or Deemed Collections received by the Servicer shall be set aside and held in trust by the Servicer for the payment of any accrued and unpaid Aggregate Unpaids or for a Reinvestment as provided in this Section 2.2. If at any time any Collections are received by the Servicer prior to the Amortization Date, (i) the Servicer shall set aside the Termination Percentage (hereinafter defined) of Collections evidenced by the Purchaser Interests of each Terminating Financial Institution and (ii) Seller hereby requests and the Purchasers (other than any Terminating Financial Institutions) hereby agree to make, simultaneously with such receipt, a reinvestment (each a "Reinvestment") with that portion of the balance of each and every Collection received by the Servicer that is part of any Purchaser Interest (other than any Purchaser Interests of Terminating Financial Institutions), such that after giving effect to such


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Reinvestment, the amount of Capital of such Purchaser Interest immediately after such receipt and corresponding Reinvestment shall be equal to the amount of Capital immediately prior to such receipt. On each Settlement Date prior to the occurrence of the Amortization Date, the Servicer shall remit to the Agent's account the amounts set aside during the preceding Settlement Period that have not been subject to a Reinvestment and apply such amounts (if not previously paid in accordance with Section 2.1) first, to reduce unpaid Obligations and second, to reduce the Capital of all Purchaser Interests of Terminating
Financial Institutions, applied ratably to each Terminating Financial
Institution according to its Termination Percentage. If such unpaid Obligations and Capital shall be reduced to zero, any additional Collections received by the Servicer (i) if applicable, shall be remitted to the Agent's account no later than 11:00 a.m. (Chicago time) to the extent required to fund any Aggregate Reduction on such Settlement Date and (ii) any balance remaining thereafter shall be remitted from the Servicer to Seller on such Settlement Date. Each Terminating Financial Institution shall be allocated a ratable portion of Collections from the date of any assignment by Company pursuant to Section 12.3 (the "Termination Date") until such Terminating Financing Institution's Capital shall be paid in full. This ratable portion shall be calculated on the Termination Date of each Terminating Financial Institution as a percentage equal to (i) Capital of such Terminating Financial Institution outstanding on its Termination Date, divided by (ii) the Aggregate Capital outstanding on such Termination Date (the "Termination Percentage"). Each Terminating Financial Institution's Termination Percentage shall remain constant prior to the Amortization Date. On and after the Amortization Date, each Termination Percentage shall be disregarded, and each Terminating Financial Institution's Capital shall be reduced ratably with all Financial Institutions in accordance with Section 2.3.

          Section 2.3 Collections Following Amortization. On the Amortization Date and on each day thereafter until the Aggregate Unpaids shall have been indefeasibly reduced to zero, the Servicer shall set aside and hold in trust, for the holder of each Purchaser Interest, all Collections received on such day and an additional amount for the payment of any accrued and unpaid Obligations owed by Seller and not previously paid by Seller in accordance with Section 2.1. On and after the Amortization Date, the Servicer shall, at any time upon the request from time to time by (or pursuant to standing instructions from) the Agent (i) remit to the Agent's account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts to (A) reduce the Capital associated with each such Purchaser Interest, (B) reduce any outstanding Reimbursement Obligations, (C) Cash-Collateralize all outstanding Letters of Credit and (D) reduce any other Aggregate Unpaids.

          Section 2.4 Application of Collections. If there shall be insufficient funds on deposit for the Servicer to distribute funds in payment in full of the aforementioned amounts pursuant to Section 2.2 or 2.3 (as applicable), the Servicer shall distribute funds:

          first, to the payment of the Servicer's reasonable out-of-pocket costs and expenses in connection with servicing, administering and collecting the Receivables, including the Servicing Fee, if Seller or one of its Affiliates is not then acting as the Servicer, second, to the reimbursement of the Agent's costs of collection and enforcement of this Agreement, third, (to the extent applicable) to the ratable reduction of the Aggregate Capital (without regard to any Termination Percentage),

          fourth, ratably to the payment of all accrued and unpaid fees under the Fee Letter, CP Costs and Yield,

          fifth, ratably to the payment of all outstanding Capital and Reimbursement Obligations,

          sixth, to Cash-Collateralize Letter of Credit Obligations in respect of the undrawn portion of Letters of Credit then outstanding;

          seventh, for the ratable payment of all other unpaid Obligations, provided that to the extent such Obligations relate to the payment of Servicer costs and expenses, including the Servicing Fee, when Seller or one of its Affiliates is acting as the Servicer, such costs and expenses will not be paid until after the payment in full of all other Obligations, and eighth, after the Aggregate Unpaids have been indefeasibly reduced to zero, to Seller.

     Collections applied to the payment of Aggregate Unpaids shall be distributed in accordance with the aforementioned provisions, and, giving effect to each of the priorities set forth in Section 2.4 above, shall be shared ratably (within each priority) among the Agent, the L/C Issuer and the Purchasers in accordance with the amount of such Aggregate Unpaids owing to each of them in respect of each such priority.

          Section 2.5 Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Seller shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Agent (for application to the Person or Persons who suffered such rescission, return or refund) the full amount thereof plus interest on any such unpaid Aggregate Unpaids at the Default Rate from the date of any such rescission, return or refunding.

          Section 2.6 Maximum Effective Receivables Interests. Seller shall ensure that (i) the Effective Receivables Interests shall at no time exceed 100%, (ii) the aggregate Letter of Credit Obligations does not exceed the L/C Sublimit and (iii) the aggregate Exposure does not exceed the Purchase Limit. If, on any date of determination, (i) the Effective Receivables Interests exceeds 100%, (ii) the Letter of Credit Obligations exceeds the Letter of Credit Sublimit or (iii) the Exposure exceeds the Purchase Limit, then, Seller shall pay to the Agent within one (1) Business Day an amount necessary to reduce the Exposure to the Purchase Limit (and/or, if directed by Seller, held to Cash-Collateralize the Letter of Credit Obligations in an amount necessary to eliminate any excess Exposure) or reduce the Effective Receivable Interest to 100% or the Letter of Credit Obligations to the LC Sublimit, as applicable. Notwithstanding payment to the Agent in accordance with this Section 2.6, Discount and CP Costs shall continue to accrue on the full amount of Capital outstanding, and interest shall continue to accrue on outstanding Reimbursement Obligations, until such payment is applied on the next succeeding Settlement Date.

          Section 2.7 Clean Up Call. In addition to Seller's rights pursuant to
Section 1.3, Seller shall have the right (after providing written notice to the Agent in accordance with the Required Notice Period), at any time, to repurchase from the Purchasers all, but not less than all, of the then outstanding Purchaser Interests. The purchase price in respect thereof shall be an amount equal to (i) the Aggregate Unpaids minus (ii) the Letter of Credit Obligations, in each case, through the date of such repurchase, payable in immediately available funds. Upon the exercise of such repurchase, the Seller shall Cash-Collateralize all of the outstanding Letter of Credit Obligations. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of, or against any Purchaser or the Agent.

          Section 2.8 Release of Excess Cash Collateral. If on any Settlement Date, the balance in the Letter of Credit Collateral Account exceeds the amount required, unless an Amortization Event or Potential Amortization Event shall exist and be continuing, the L/C Issuer shall release the excess cash collateral to Seller.

                                   ARTICLE III
                                 COMPANY FUNDING

          Section 3.1 CP Costs. Seller shall pay CP Costs with respect to the Capital associated with each Purchaser Interest of Company for each day that any Capital in respect of such Purchaser Interest is outstanding. Each Purchaser Interest funded substantially with Pooled Commercial Paper will accrue CP Costs each day on a pro rata basis, based upon the percentage share the Capital in respect of such Purchaser Interest represents in relation to all assets held by Company and funded substantially with Pooled Commercial Paper.

          Section 3.2 CP Costs Payments. On each Settlement Date, Seller shall pay to the Agent (for the benefit of Company) an aggregate amount equal to all accrued and unpaid CP Costs in respect of the Capital associated with all Purchaser Interests of Company for the immediately preceding Accrual Period in accordance with Article II.

          Section 3.3 Calculation of CP Costs. On the third Business Day immediately preceding each Settlement Date, Company shall calculate the aggregate amount of CP Costs for the applicable Accrual Period and shall notify Seller of such aggregate amount.

                                   ARTICLE IV
                          FINANCIAL INSTITUTION FUNDING

          Section 4.1 Financial Institution Funding. Each Purchaser Interest of the Financial Institutions shall accrue Yield for each day during its Tranche Period at either the LIBO Rate or the Prime Rate in accordance with the terms and conditions hereof. Until Seller gives notice to the Agent of another Discount Rate in accordance with Section 4.4, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof shall be the Prime Rate. If the Financial Institutions acquire by assignment from Company any Purchaser Interest pursuant to a Liquidity Agreement, each

Purchaser Interest so assigned shall each be deemed to have a new Tranche Period commencing on the date of any such assignment.

          Section 4.2 Yield Payments. On the Settlement Date for each Purchaser Interest of the Financial Institutions, Seller shall pay to the Agent (for the benefit of the Financial Institutions) an aggregate amount equal to the accrued and unpaid Yield for the entire Tranche Period of each such Purchaser Interest in accordance with Article II.

          Section 4.3 Selection and Continuation of Tranche Periods.

               (a) With consultation from (and approval by) the Agent, Seller shall from time to time request Tranche Periods for the Purchaser Interests of the Financial Institutions, provided that, if at any time the Financial Institutions shall have a Purchaser Interest, Seller shall always request Tranche Periods such that at least one Tranche Period shall end on the date specified in clause (A) of the definition of Settlement Date.

               (b) Seller or the Agent, upon notice to and consent by the other received at least three (3) Business Days prior to the end of a Tranche Period (the "Terminating Tranche") for any Purchaser Interest, may, effective on the last day of the Terminating Tranche: (i) divide any such Purchaser Interest into multiple Purchaser Interests, (ii) combine any such Purchaser Interest with one or more other Purchaser Interests that have a Terminating Tranche ending on the same day as such Terminating Tranche or (iii) combine any such Purchaser Interest with a new Purchaser Interests to be purchased on the day such Terminating Tranche ends, provided, that in no event may a Purchaser Interest of Company be combined with a Purchaser Interest of the Financial Institutions.

          Section 4.4 Financial Institution Discount Rates. Seller may select the LIBO Rate or the Prime Rate for each Purchaser Interest of the Financial Institutions. Seller shall by 11:00 a.m. (Chicago time): (i) at least three (3) Business Days prior to the expiration of any Terminating Tranche with respect to which the LIBO Rate is being requested as a new Discount Rate and (ii) at least one (1) Business Day prior to the expiration of any Terminating Tranche with respect to which the Prime Rate is being requested as a new Discount Rate, give the Agent irrevocable notice of the new Discount Rate for the Purchaser Interest associated with such Terminating Tranche. Until Seller gives notice to the Agent of another Discount Rate, the initial Discount Rate for any Purchaser Interest transferred to the Financial Institutions pursuant to the terms and conditions hereof or any Liquidity Agreement shall be the Prime Rate.

          Section 4.5 Suspension of the LIBO Rate. If any Financial Institution notifies the Agent that it has determined that funding its Pro Rata Share of the Purchaser Interests of the Financial Institutions at a LIBO Rate would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Purchaser Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Purchaser Interest at such LIBO Rate, then the Agent shall suspend the availability of such LIBO Rate and require Seller to select the Prime Rate for any Purchaser Interest accruing Yield at such LIBO Rate.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Section 5.1 Representations and Warranties of The Seller Parties. Each Seller Party hereby represents and warrants to the Agent and the Purchasers, as to itself, as of the date hereof and as of the date of each Credit Event that:

               (a) Corporate Existence and Power. Such Seller Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, identified in the preamble of this Agreement. Such Seller Party is organized solely under the law of a single state. Such Seller Party is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

               (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Seller, Seller's use of the proceeds of purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Seller Party is a party has been duly executed and delivered by such Seller Party.

               (c) No Conflict. The execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Seller Party or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

               (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Seller Party of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

               (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Seller Party's knowledge, threatened, against or affecting such Seller Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Seller Party is not in default with respect to any order of any court, arbitrator or governmental body.

               (f) Binding Effect. This Agreement and each other Transaction Document to which such Seller Party is a party constitute the legal, valid and binding obligations of such Seller Party enforceable against such Seller Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (g) Accuracy of Information. All information heretofore furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Seller Party or any of its Affiliates to the Agent or the Purchasers will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

               (h) Use of Proceeds. No proceeds of any Credit Event will be used
(i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i) Good Title. Immediately prior to each Credit Event hereunder, Seller shall be the legal and beneficial owner of the Receivables, Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents and Permitted Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's ownership interest in each Receivable, its Collections and the Related Security.

               (j) Perfection. This Agreement, together with the filing of the financing statements and execution of Collection Account Agreements contemplated hereby, is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the L/C Issuer and the relevant Purchaser or Purchasers (and the Agent for the benefit of the L/C Issuer and such Purchaser or Purchasers shall acquire from Seller) a valid and perfected first priority undivided percentage ownership and security interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transactions Documents and Permitted Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (on behalf of the Purchasers and the L/C Issuer) ownership and security interest in the Receivables, the Related Security and the Collections.

               (k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Seller Party and the offices where it keeps all of its Records are located at the addresses listed on
Exhibit III or such other locations of which the

Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Seller's Federal Employer Identification Number is correctly set forth on Exhibit III.

               (l) Collections. The conditions and requirements set forth in
Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Seller at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit IV. Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion or control of any Lock-Box or Collection Account, or the right to take dominion and control of any such Lock-Box or Collection Account at any time.

               (m) Material Adverse Effect. (i) The initial Servicer represents and warrants that since December 31, 2004 no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer, Originator, or the Performance Guarantor or any of their Subsidiaries or the ability of the initial Servicer, Originator, or the Performance Guarantor to perform its obligations under this Agreement, and (ii) Seller represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Seller, (B) the ability of Seller to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

               (n) Names. In the past five (5) years, Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

               (o) Ownership of Seller. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Seller, free and clear of any Adverse Claim other than Permitted Adverse Claims. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Seller.

               (p) Not a Holding Company or an Investment Company. Such Seller Party is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Seller Party is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

               (q) Compliance with Law. Such Seller Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except, with respect to the Servicer, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

               (r) Compliance with Credit and Collection Policy. Such Seller Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Agent has been notified in accordance with Section 7.1(a)(vii).

               (s) Payments to Originator. With respect to each Receivable transferred to Seller under the Receivables Sale Agreement, Seller has given reasonably equivalent value to Originator in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by Originator of any Receivable under the Receivables Sale Agreement is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

               (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

               (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date.

               (v) Net Receivables Balance. Seller has determined that, immediately after giving effect to each purchase hereunder, the Net Receivables Balance is at least equal to the sum of (i) the Exposure, plus (ii) the Aggregate Reserves.

               (w) Accounting. The manner in which such Seller Party accounts for the transactions contemplated by this Agreement and the Receivables Sale Agreement is consistent with the treatment of transfers under the Receivables Sale Agreement as true sales.

          Section 5.2 Financial Institution Representations and Warranties. Each Financial Institution hereby represents and warrants to the Agent and Company that:

               (a) Existence and Power. Such Financial Institution is a corporation or a banking association duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and has all corporate power to perform its obligations hereunder.

               (b) No Conflict. The execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or association or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement has been duly authorized, executed and delivered by such Financial Institution.

               (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Financial Institution of this Agreement and the performance of its obligations hereunder.

               (d) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of such Financial Institution enforceable against such Financial Institution in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                                   ARTICLE VI
                             CONDITIONS OF PURCHASES

          Section 6.1 Conditions Precedent to the Initial Credit Event. The initial Credit Event under this Agreement is subject to the conditions precedent that (a) the Agent shall have received on or before the date of such purchase those documents listed on Schedule B and (b) the Agent, the Purchasers and the L/C Issuer shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter.

          Section 6.2 Conditions Precedent to All Credit Events. Each Credit Event shall be subject to the further conditions precedent that (a) in the case of each such Credit Event: (i) the Servicer shall have delivered to the Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent, all Monthly Reports as and when due under Section 8.5 and (ii) upon the Agent's request, the Servicer shall have delivered to the Agent at least three
(3) days prior to such Credit Event an interim Monthly Report showing the amount of Eligible Receivables, provided that the Agent may not require that such interim Monthly Reports be delivered more frequently than once each week unless an Amortization Event (or a Potential Amortization Event of the type contemplated in Section 9.1(f)(x)) has occurred; (b) the Facility Termination Date shall not have occurred; (c) the Agent shall have received such other approvals, opinions or documents as it may reasonably request and (d) on the date of each such Credit Event, the following statements shall be true (and acceptance of the proceeds of, or the delivery of a Letter of Credit related to, such Credit Event shall be deemed a representation and warranty by Seller that such statements are then true):

                    (i) the representations and warranties set forth in Section
5.1 are true and correct on and as of the date of such Credit Event as though made on and as of such date;

                    (ii) no event has occurred and is continuing, or would result from such Credit Event, that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Credit Event, that would constitute a Potential Amortization Event;

                    (iii) the Effective Receivables Interests do not exceed
100%;

                    (iv) the aggregate Exposure does not exceed the Purchase Limit or the aggregate Commitments; and

                    (v) if (A) such Credit Event is an Incremental Purchase or a Reinvestment and (B) such Incremental Purchase or Reinvestment is funded by the Company, the Company shall be party to unexpired Liquidity Agreements with an aggregate commitment limit equal to at least 102% of the Commitments.

It is expressly understood that each Reinvestment shall, unless otherwise directed by the Agent or any Purchaser, occur automatically on each day that the Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of Seller to satisfy any of the foregoing conditions precedent in respect of such Reinvestment. The failure of Seller to satisfy any of the foregoing conditions precedent in respect of any Reinvestment shall give rise to a right of the Agent, which right may be exercised at any time on demand of the Agent, to rescind the related purchase and direct Seller to pay to the Agent for the benefit of the Purchasers an amount equal to the Collections prior to the Amortization Date that shall have been applied to the affected Reinvestment.

                                   ARTICLE VII
                                    COVENANTS

          Section 7.1 Affirmative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, as set forth below:

               (a) Financial Reporting. Such Seller Party will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Agent:

                    (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, (A) in the case of the Servicer, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows, each on a consolidated basis) for the Performance Guarantor for such fiscal year certified in a manner acceptable to the Agent by independent public accountants acceptable to the Agent and (B) in the case of the Seller unaudited financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for the Seller for such fiscal year certified in a manner acceptable to the Agent by the chief financial officer of Seller.

                    (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, the Servicer shall furnish with respect to the Performance Guarantor, on a consolidated basis, and the Seller shall furnish with respect to itself, balance sheets of such Person as at the close of each such period and statements of income and retained earnings and a statement of cash flows for such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of such Person.

                    (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by the Performance Guarantor's or the Seller's, as applicable, Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                    (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Performance Guarantor thereof copies of all financial statements, reports and proxy statements so furnished.

                    (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer, the Performance Guarantor or any Subsidiary thereof files with the Securities and Exchange Commission.

                    (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than the Agent or Company, copies of the same.

                    (vii) Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a description, or if available, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Agent's consent thereto.

                    (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Seller Party or the Performance Guarantor as the Agent may from time to time reasonably request in order to protect the interests of the Agent and the Purchasers under or as contemplated by this Agreement.

                    (ix) Avoidance of Duplication. To the extent compliance with clause (v) above provides the information required under clause (i), (ii) or
(iv) above on a timely and complete basis, such that the requirement for separate deliveries under clause (i), (ii) or (iv) above would merely duplicate the materials theretofore provided under clause (v) above, separate reports for purposes of clause (i), (ii) or (iv), as applicable, shall not be required.

Documents required to be delivered pursuant to clauses (i), (ii), (iv) or (v) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Performance Guarantor posts such documents, or provides a link thereto on the Performance Guarantor's website on the Internet at www.timken.com; or (ii) on which such documents are delivered to the Agent; provided, that (i) upon the request of the

Agent, the Seller shall deliver paper copies of any such documents requested by the Agent and (ii) the Seller shall notify (which may be by facsimile or electronic mail) the Agent of the posting of any such documents.

               (b) Notices. Such Seller Party will notify the Agent in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                    (i) Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event, by a statement of an Authorized Officer of such Seller Party.

                    (ii) Judgment and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer, the Performance Guarantor and their Subsidiaries exceeds the Material Judgment Level and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer asserting a claim in excess of the Material Judgment Level; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Seller.

                    (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                    (iv) Termination Date. The occurrence of the "Termination Date" under and as defined in the Receivables Sale Agreement.

                    (v) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which the Servicer or the Performance Guarantor is a debtor or an obligor.

                    (vi) Downgrade of the Performance Guarantor. Any downgrade of the Debt Rating, setting forth the nature of such change.

               (c) Compliance with Laws and Preservation of Corporate Existence. Such Seller Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except, with respect to the Servicer, where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted.

               (d) Audits. Such Seller Party will furnish to the Agent from time to time such information with respect to it and the Receivables as the Agent may reasonably request. Such Seller Party will, from time to time during regular business hours as requested by the Agent upon reasonable prior notice and at the sole cost of such Seller Party, permit the Agent, or its agents or representatives (and shall cause Originator to permit the Agent or its agents or representatives), (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or any Person's performance under any of the Transaction Documents or any Person's performance under the Contracts and, in each case, with any of the officers or employees of Seller or the Servicer having knowledge of such matters. Any such audit of the Records shall be at the sole cost of the applicable Seller Party; provided that, unless an Amortization Event shall have occurred and be continuing at the time any such audit is requested by the Agent, no Seller Party shall be required to reimburse the Agent or any of the Purchasers for the costs or expenses in respect of more than two such audits during any calendar year.

               (e) Keeping and Marking of Records and Books.

                    (i) The Servicer will (and will cause Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will (and will cause Originator to) give the Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                    (ii) Such Seller Party will (and will cause Originator to)
(A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Purchaser Interests with a legend, acceptable to the Agent, describing the Purchaser Interests and (B) upon the request of the Agent after an Amortization Event has occurred and is continuing
(x) mark each Contract with a legend describing the Purchaser Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

               (f) Compliance with Contracts and Credit and Collection Policy. On the date hereof, the Credit and Collection Policy exists in the form of procedures and protocols that have been consistently observed by the Originator over a period of years in the origination and servicing of the Receivables and have been set forth in writing in the form of general procedures attached hereto as Exhibit VIII. Each Seller Party will (and will cause Originator to) timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (g) Performance and Enforcement of Receivables Sale Agreement. Seller will, and will require Originator to, perform each of their respective obligations and undertakings under and pursuant to the Receivables Sale Agreement, will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Seller under the Receivables Sale Agreement. Seller will take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent and the Purchasers as assignees of Seller) under the Receivables Sale Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale Agreement.

               (h) Ownership. Seller will (or will cause Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections purchased under the Receivables Sale Agreement irrevocably in Seller, free and clear of any Adverse Claims other than Permitted Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Seller's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Seller therein as the Agent may reasonably request), and (ii) establish and maintain, in favor of the Agent, for the benefit of the Purchasers and the L/C Issuer, a valid and perfected first priority security interest or ownership interest in all Receivables, Related Security and Collections to the full extent contemplated herein, free and clear of any Adverse Claims other than Permitted Adverse Claims (including, without limitation, in each case, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Agent's (for the benefit of the Purchasers and the L/C Issuer) interests in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interests of the Agent for the benefit of the Purchasers and the L/C Issuer as the Agent may reasonably request).

               (i) Purchasers' Reliance. Seller acknowledges that the Agent, the Purchasers and the L/C Issuer are entering into the transactions contemplated by this Agreement in reliance upon Seller's identity as a legal entity that is separate from Performance Guarantor or Originator. Therefore, from and after the date of execution and delivery of this Agreement, Seller shall take all reasonable steps, including, without limitation, all steps that the Agent, the L/C Issuer or any Purchaser may from time to time reasonably request, to maintain Seller's identity as a separate legal entity and to make it manifest to third parties that Seller is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of the Performance Guarantor, Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller will:

                         (A) conduct its own business in its own name and
require that all full-time employees of Seller, if any, identify themselves as such and not as employees of Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Seller's employees);

                         (B) compensate all employees, consultants and agents
directly, from Seller's own funds, for services provided to Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of Seller is also an employee, consultant or agent of Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Seller and Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Seller and Originator or such Affiliate, as applicable;

                         (C) clearly identify its offices (by signage or
otherwise) as its offices and, if such office is located in the offices of Originator, Seller shall lease such office at a fair market rent;

                         (D) have a separate telephone number, which will be
answered only in its name and separate stationery, invoices and checks in its own name;

                         (E) conduct all transactions with Originator and the
Servicer (including, without limitation, any delegation of its obligations hereunder as Servicer) strictly on an arm's-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Seller and Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

                         (F) at all times have a Board of Directors consisting
of three members, at least one member of which is an Independent Director;

                         (G) observe all corporate formalities as a distinct
entity, and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Seller or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Seller, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                         (H) maintain Seller's books and records separate from
those of Originator and any Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of Originator and any Affiliate thereof;

                         (I) prepare its financial statements separately from
those of Originator and insure that any consolidated financial statements of Originator or any Affiliate thereof that include Seller and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Seller is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Seller;

                         (J) except as herein specifically otherwise provided,
maintain the funds or other assets of Seller separate from, and not commingled with, those of Originator or any Affiliate thereof and only maintain bank accounts or other depository accounts to which Seller alone is the account party, into which Seller alone makes deposits and from which Seller alone (or the Agent hereunder) has the power to make withdrawals;

                         (K) pay all of Seller's operating expenses from
Seller's own assets (except for certain payments by Originator or other Persons pursuant to allocation arrangements that comply with the requirements of this
Section 7.1(i));

                         (L) operate its business and activities such that: it
does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale Agreement, to make payment to Originator thereunder for the purchase of Receivables from Originator under the Receivables Sale Agreement, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

                         (M) maintain its corporate charter in conformity with
this Agreement, such that it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(i) of this Agreement;

                         (N) maintain the effectiveness of, and continue to
perform under the Receivables Sale Agreement and the Performance Undertaking, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale Agreement or the Performance Undertaking, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale Agreement or the Performance Undertaking or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Agent;

                         (O) maintain its corporate separateness such that it
does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

                         (P) maintain at all times the Required Capital Amount
(as defined in the Receivables Sale Agreement) and refrain from making any dividend, distribution, redemption of capital stock or payment of any subordinated indebtedness or under the L/C Note (as defined in the Receivables Sale Agreement) which would cause the Required Capital Amount to cease to be so maintained; and

                         (Q) take such other actions as are necessary on its
part to ensure that the facts and assumptions set forth in the opinion issued by Jones Day, as counsel for Seller, in connection with the closing or initial Credit Event under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

               (j) Collections. Such Seller Party will cause (1) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Agent and the Purchasers. Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock-Box and Collection Account and shall not grant the right to take dominion and control of any Lock-Box or Collection Account at any time, except to the Agent as contemplated by this Agreement.

               (k) Taxes. Such Seller Party will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing. Seller will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Company, the Agent or any Financial Institution.

               (l) Payment to Originator. With respect to any Receivable purchased by Seller from Originator, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Sale Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to Originator in respect of the purchase price for such Receivable.

          Section 7.2 Negative Covenants of the Seller Parties. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full and this Agreement terminates in accordance with its terms, each Seller Party hereby covenants, as to itself, that:

               (a) Name Change, Offices and Records. Such Seller Party will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, such Seller Party provides written notice thereof to Buyer and the Agent, (ii) at least ten (10) days prior to such effective date, such Seller Party delivers to Buyer and the Agent such financing statements (Forms UCC-1 and UCC-3), executed by such Seller Party (if required under applicable law) which the Agent, the L/C Issuer or any Purchaser may reasonably request to reflect such change, together with such other documents and instruments that the Agent, the L/C Issuer or any Purchaser may reasonably request in connection therewith,
(iii) at least ten (10) days prior to such effective date, such Seller Party has taken all other steps to ensure that the Agent, for the benefit of itself and the Purchasers, continues to have a first priority perfected security interest in the Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by the Agent, the L/C Issuer or any Purchaser, the Agent, the L/C Issuer and such Purchaser shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to the Agent, the L/C Issuer and such Purchaser, as to such incorporation and such Seller Party's valid existence and good standing and the perfection and preservation of priority of the Agent's ownership or security interest in, the Receivables, the Related Security and Collections.

               (b) Change in Payment Instructions to Obligors. Except as may be required by the Agent pursuant to Section 8.2(b), such Seller Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless the Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that the Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

               (c) Modifications to Contracts and Credit and Collection Policy. Such Seller Party will not, and will not permit Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not, and will not permit Originator to, extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

               (d) Sales, Liens. Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Agent, L/C Issuer and the Purchasers provided for herein), and Seller will defend the right, title and interest of the Agent, the L/C Issuer and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under Seller or Originator. Seller will not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

               (e) Net Receivables Balance. At no time prior to the Amortization Date shall Seller permit the Net Receivables Balance to be less than an amount equal to the sum of (i) the Exposure plus (ii) the Aggregate Reserves.

               (f) Termination Date Determination. Seller will not designate the Termination Date (as defined in the Receivables Sale Agreement), or send any written notice to Originator in respect thereof, without the prior written consent of the Agent, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale Agreement.

               (g) Restricted Junior Payments. During the continuance of any Amortization Event, Seller will not make any Restricted Junior Payment if, after giving effect thereto, Seller would fail to meet its obligations set forth in
Section 7.2(e).

                                  ARTICLE VIII
                          ADMINISTRATION AND COLLECTION

          Section 8.1 Designation of Servicer. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 8.1. The Timken Corporation is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Agent may, at any time after the occurrence and during the continuation of an Amortization Event, designate as Servicer any Person to succeed The Timken Corporation or any successor Servicer.

               (b) Without the prior written consent of the Agent and the Required Financial Institutions, The Timken Corporation shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Seller and (ii) with respect to certain Charged-Off Receivables, outside collection agencies in accordance with its customary practices. Seller shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by The Timken Corporation. If at any time the Agent shall designate as Servicer any Person other than The Timken Corporation, all duties and responsibilities theretofore delegated by The Timken Corporation to Seller may, at the discretion of the Agent, be terminated forthwith on notice given by the Agent to The Timken Corporation and to Seller.

               (c) Notwithstanding the foregoing subsection (b), (i) The Timken Corporation shall be and remain primarily liable to the Agent and the Purchasers for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agent and the Purchasers shall be entitled to deal exclusively with The Timken Corporation in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agent and the Purchasers shall not be required to give notice, demand or other communication to any Person other than The Timken Corporation in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. The Timken Corporation, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

          Section 8.2 Duties of Servicer. (a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

               (b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock-Box or Collection Account. The Servicer shall effect a Collection Account Agreement substantially in the form of Exhibit VI with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock-Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Agent and, at all times thereafter, Seller and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

               (c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Seller and the Purchasers their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Agent, segregate, in a manner acceptable to the Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Seller prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

               (d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable, Delinquent Receivable or Charged-Off Receivable or limit the rights of the Agent or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

               (e) The Servicer shall hold in trust for Seller and the Purchasers all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Seller any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Article II.

               (f) Any payment by an Obligor in respect of any indebtedness owed by it to Originator or Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

          Section 8.3 Collection Notices. The Agent is authorized at any time to date and to deliver to the Collection Banks the Collection Notices. Seller hereby transfers to the Agent for the benefit of the Purchasers, exclusive dominion and control of each Lock-Box and Collection Account and, effective when the Agent delivers any Collection Notice, the exclusive ownership of each Lock-Box and the Collection Accounts. In case any authorized signatory of Seller whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse Seller's name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and
(iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than Seller.

          Section 8.4 Responsibilities of Seller. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Servicer, Originator or Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Purchasers shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Seller.

          Section 8.5 Reports. The Servicer shall prepare and forward to the Agent (i) on the fifteenth (15th) day of each month and at such times as the Agent shall request, a Monthly Report and (ii) at such times as the Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables. In the event of a downgrade in the Debt Rating of the Performance Guarantor to below BB+ by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or below Ba1 by Moody's Investors Service, Inc., the Servicer shall prepare and forward a Weekly Report to the Agent on the last Business Day of each week, beginning within thirty (30) days of the public announcement such downgrade.

          Section 8.6 Servicing Fees. In consideration of The Timken Corporation's agreement to act as Servicer hereunder, the Purchasers hereby agree that, so long as The Timken Corporation shall continue to perform as Servicer hereunder, Seller shall pay over to The Timken Corporation a fee (the "Servicing Fee") on the first calendar day of each month, in arrears for the immediately preceding month, equal to 1% per annum of the average Net Receivables Balance outstanding during the preceding month, as compensation for its servicing activities.

                                   ARTICLE IX
                               AMORTIZATION EVENTS

          Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an Amortization Event:


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

               (a) Any Seller Party shall fail (i) to make any payment of any Obligations other than Capital when due and such failure shall continue for more than one (1) Business Day, or (ii) to make any payment or deposit required hereunder in respect of Capital when due or (iii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) or (ii) of this paragraph (a) and paragraph 9.1(e)) and such failure shall continue for five (5) consecutive Business Days.

               (b) Any representation, warranty, certification or statement made by any Seller Party in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

               (c) Failure of Seller to pay any Indebtedness when due; or the default by Seller in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Seller shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

               (d) (i) Any of Originator, Servicer (if Servicer shall then be The Timken Corporation or an Affiliate thereof), Seller, or Performance Guarantor or any of their Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or
(ii) any proceeding shall be instituted by or against any such Person or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided that, in the case of any proceeding instituted against any such Person (other than Seller), such event shall not constitute an Amortization Event until either (A) such proceeding shall have remained undismissed or unstayed for a period of sixty
(60) days, (B) an order for relief shall have been entered against such Person under the Federal bankruptcy laws or (C) such Person shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or (iii) any such Person or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in clauses (i) or (ii) above in this subsection (d).

               (e) Seller shall fail to comply with the terms of Section 2.6 hereof.

               (f) As at the end of any calendar month, (i) the average Delinquency Ratio, with respect to the three months then most recently ended, shall exceed 9.25% or (ii) the average Default Trigger, with respect to the three months then most recently ended, shall exceed 4.0% or (iii) the average Dilution Ratio, with respect to the three months then most recently ended, shall exceed 5.00%.

               (g) A Change of Control shall occur.


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

               (h) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of the Material Judgment Level, individually or in the aggregate, shall be entered against the Servicer or the Performance Guarantor, and such judgment shall continue unsatisfied and in effect for thirty
(30) consecutive days without a stay of execution.

               (i) Originator shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Receivables Sale Agreement or under any other Transaction Document to which it is a party; or any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made (excluding any representation, warranty, certification or statement made by Originator relating to the eligibility or characteristics of any Receivable, a Deemed Collection hereunder, and a "Purchase Price Credit Adjustment" under the Receivables Sale Agreement, is duly, timely and fully effected in accordance with the terms hereof and the Receivables Sale Agreement with respect to such Receivable); or the "Termination Date" under and as defined in the Receivables Sale Agreement shall occur under the Receivables Sale Agreement; or any notice of termination shall be given under the Inventory Agreement or the Inventory Agreement or any material part thereof shall be terminated or cease to be in effect; or Originator shall for any reason cease to purchase, or cease to have the legal capacity to purchase, or otherwise be incapable of purchasing inventory from the Performance Guarantor under the Inventory Agreement; or Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables to Seller under the Receivables Sale Agreement.

               (j) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Seller, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Agent for the benefit of the Purchasers shall cease to have a valid and perfected first priority security interest in the Receivables, the Related Security and the Collections with respect thereto and the Collection Accounts.

               (k) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Undertaking or the Inventory Agreement; any representation, warranty, certification or statement made by the Performance Guarantor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made in any material respect; or the Performance Undertaking or any other Transaction Document to which it is party; shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Performance Guarantor, or the Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

               (l) Any Servicer Default shall occur.


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

          Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Agent may, or upon the direction of the Required Financial Institutions shall, take any of the following actions: (i) replace the Person then acting as Servicer, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Seller Party; provided, however, that upon the occurrence of an Amortization Event described in Section 9.1(d)(ii), the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Seller Party, (iii) to the fullest extent permitted by applicable law, declare that the Default Rate shall accrue with respect to any of the Aggregate Unpaids outstanding at such time, (iv) deliver the Collection Notices to the Collection Banks, and (v) notify Obligors of the Purchasers' interest in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Agent and the Purchasers otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

          Section 9.3 Servicer Defaults. The occurrence of any one or more of the following events shall constitute a Servicer Default:

               (a) Failure of Originator, Servicer or the Performance Guarantor to pay any Indebtedness in excess of the Material Indebtedness Level when due; or the default by Originator, Servicer or the Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator, Servicer or the Performance Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

               (b) A Financial Covenant Default shall occur.

               (c) Any ERISA Event shall occur.

                                    ARTICLE X
                                 INDEMNIFICATION

          Section 10.1 Indemnities by the Seller Parties. Without limiting any other rights that the Agent or any Purchaser may have hereunder or under applicable law, (A) Seller hereby agrees to indemnify (and pay upon demand to) the Agent, the L/C Issuer and each Purchaser and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser or the L/C Issuer of an interest in the Receivables, and (B) the Servicer hereby agrees to indemnify

(and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder (or under any Transaction Documents) excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B):

                    (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                    (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                    (iii) Excluded Taxes;

provided, however, that nothing contained in this sentence shall limit the liability of any Seller Party or limit the recourse of the Agent, the Purchasers or the L/C Issuer to any Seller Party in respect of any representations or warranties made under or in connection with this Agreement by any Seller Party. Without limiting the generality of the foregoing indemnification, Seller shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Seller or the Servicer) relating to or resulting from:

                    (i) any representation or warranty made by any Seller Party, Performance Guarantor, or Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                    (ii) the failure by Seller, the Servicer or Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                    (iii) any failure of Seller, the Servicer, Performance Guarantor, or Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

                    (iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                    (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                    (vi) the commingling of Collections of Receivables at any time with other funds;

                    (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Incremental Purchase or a Reinvestment, the ownership of the Purchaser Interests or any other investigation, litigation or proceeding relating to Seller, the Servicer, Performance Guarantor, or Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                    (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                    (ix) any Amortization Event described in Section 9.1(d);

                    (x) any failure of Seller to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from Originator, free and clear of any Adverse Claim (other than as created under the Transaction Documents); or any failure of Seller to give reasonably equivalent value to Originator under the Receivables Sale Agreement in consideration of the transfer by Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                    (xi) any failure to vest and maintain vested in the Agent for the benefit of the Purchasers and the L/C Issuer, or to transfer to the Agent for the benefit of the Purchasers and the L/C Issuer, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent of the Purchaser Interests contemplated hereunder) or security interest in the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim (except as created by the Transaction Documents);

                    (xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Credit Event or at any subsequent time;

                    (xiii) any action or omission by any Seller Party which reduces or impairs the rights of the Agent, the L/C Issuer or the Purchasers with respect to any Receivable or the value of any such Receivable;

                    (xiv) any attempt by any Person to void any Credit Event hereunder under statutory provisions or common law or equitable action;


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

                    (xv) the failure of any Receivable included in the calculation of the Net Receivables Balance as an Eligible Receivable to be an Eligible Receivable at the time so included.

          Section 10.2 Increased Cost and Reduced Return.

          If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Regulatory Change"): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source's obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or Excluded Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source's capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the Agent, Seller shall pay to the Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or such amounts to otherwise compensate such Funding Source for such increased cost or such reduction.

          Section 10.3 Expenses.

          Seller shall pay to the Agent, Purchasers, the L/C Issuer and Company on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the cost of Company's auditors auditing the books, records and procedures of Seller, reasonable fees and out-of-pocket expenses of legal counsel for Company, the L/C Issuer and the Agent (which such counsel may be employees of Company or the Agent) with respect thereto and with respect to advising Company and the Agent as to their respective rights and remedies under this Agreement. Seller shall pay to the Agent on demand any and all reasonable costs and expenses of the Agent, the L/C Issuer and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following an Amortization Event.


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

                                   ARTICLE XI
                                    THE AGENT

          Section 11.1 Authorization and Action. Each Purchaser and the L/C Issuer hereby designates and appoints JPMorgan to act as its agent hereunder and under each other Transaction Document, and authorizes the Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser or the L/C Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent. In performing its functions and duties hereunder and under the other Transaction Documents, the Agent shall act solely as agent for the Purchasers and the L/C Issuer and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Seller Party or any of such Seller Party's successors or assigns. The Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids. Each Purchaser and the L/C Issuer each hereby authorizes the Agent to execute each of the Uniform Commercial Code financing statements, on behalf of such Purchaser and the L/C Issuer (the terms of which shall be binding on such Purchaser or the L/C Issuer, as applicable).

          Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and each other Transaction Document by or through agents or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 11.3 Exculpatory Provisions. Neither the Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by any Seller Party contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of any Seller Party to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article VI, or for the perfection, priority, condition, value or sufficiency of any collateral pledged in connection herewith. The Agent shall not be under any obligation to any Purchaser or the L/C Issuer to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller Parties. The Agent shall not be deemed


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

to have knowledge of any Amortization Event or Potential Amortization Event unless the Agent has received notice from Seller or a Purchaser.

          Section 11.4 Reliance by Agent. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Seller), independent accountants and other experts selected by the Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of Company or the Required Financial Institutions or all of the Purchasers and the L/C Issuers, as applicable, as it deems appropriate and it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers and the L/C Issuers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of Company, the L/C Issuer or the Required Financial Institutions or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and the L/C Issuer.

          Section 11.5 Non-Reliance on Agent and Other Purchasers. Each Purchaser and the L/C Issuer expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Seller Party, shall be deemed to constitute any representation or warranty by the Agent. Each Purchaser and the L/C Issuer represents and warrants to the Agent that it has and will, independently and without reliance upon the Agent or any other Purchaser or the L/C Issuer, as applicable, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 11.6 Reimbursement and Indemnification. The Financial Institutions agree to reimburse and indemnify the Agent, the L/C Issuer and their respective officers, directors, employees, representatives and agents ratably according to their Pro Rata Shares, to the extent not paid or reimbursed by the Seller Parties (i) to the Agent, for any amounts for which the Agent, acting in its capacity as Agent, is entitled to reimbursement by the Seller Parties hereunder, (ii) to the Agent, for any other expenses incurred by the Agent, in its capacity as Agent and acting on behalf of the Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents, (iii) to the L/C Issuer, for any amounts for which the L/C Issuer, acting in its capacity as L/C Issuer, is entitled to reimbursement by the Seller Parties hereunder and (iv) to the L/C Issuer, for any other expenses incurred by the L/C Issuer, in its capacity as L/C Issuer, in connection with the administration and enforcement of this Agreement and the other Transaction Documents


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

          Section 11.7 Agent in its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Seller or any Affiliate of Seller as though the Agent were not the Agent hereunder. With respect to the acquisition of Purchaser Interests pursuant to this Agreement, the Agent shall have the same rights and powers under this Agreement in its individual capacity as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Financial Institution," "Purchaser," "Financial Institutions," "L/C Issuer" and "Purchasers" shall include the Agent in its individual capacity.

          Section 11.8 Successor Agent. The Agent may, upon five days' notice to Seller and the Purchasers, and the Agent will, upon the direction of the L/C Issuer (if the Agent is not the same Person as the L/C Issuer) and all of the Purchasers (other than the Agent, in its individual capacity) resign as Agent. If the Agent shall resign, then the Required Financial Institutions and the L/C Issuer (if the Agent is not the same Person as the L/C Issuer) during such five-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Required Financial Institutions and the L/C Issuer (if the Agent is not the same Person as the L/C Issuer) during such five-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and Seller and the Servicer (as applicable) shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with the Purchasers. After the effectiveness of any retiring Agent's resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article XI and Article X shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

                                   ARTICLE XII
                           ASSIGNMENTS; PARTICIPATIONS

          Section 12.1 Assignments. (a) Seller and each Financial Institution hereby agree and consent to the complete or partial assignment by Company of all or any portion of its rights under, interest in, title to and obligations under this Agreement to the Financial Institutions pursuant to a Liquidity Agreement or to any other Person, and upon such assignment, Company shall be released from its obligations so assigned. Further, Seller and each Financial Institution hereby agree that any assignee of Company of this Agreement or all or any of the Purchaser Interests of Company shall have all of the rights and benefits under this Agreement as if the term "Company" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of Company hereunder. Neither Seller nor the Servicer shall have the right to assign its rights or obligations under this Agreement.

               (b) Any Financial Institution may at any time and from time to time assign to one or more Persons ("Purchasing Financial Institutions") all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, substantially in the form set forth in Exhibit VII hereto (the "Assignment Agreement") executed by such Purchasing Financial Institution and such selling Financial Institution. The consent of the Agent, the Company and the L/C Issuer shall be required prior to the effectiveness of any such


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

assignment. Each assignee of a Financial Institution must (i) have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., and P-1 by Moody's Investor Service, Inc. and
(ii) agree to deliver to the Agent, promptly following any request therefor by the Agent or Company, an enforceability opinion in form and substance satisfactory to the Agent and Company. Upon delivery of the executed Assignment Agreement to the Agent, such selling Financial Institution shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Financial Institution shall for all purposes be a Financial Institution party to this Agreement and shall have all the rights and obligations of a Financial Institution under this Agreement to the same extent as if it were an original party hereto and no further consent or action by Seller, the Purchasers or the Agent shall be required.

               (c) Each of the Financial Institutions agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor's Ratings Group and P-1 by Moody's Investor Service, Inc. (an "Affected Financial Institution"), such Affected Financial Institution shall be obliged, at the request of Company or the Agent, to assign all of its rights and obligations hereunder to (x) another Financial Institution or (y) another funding entity nominated by the Agent and acceptable to Company and the L/C Issuer, and willing to participate in this Agreement and the related Liquidity Agreement through the Liquidity Termination Date in the place of such Affected Financial Institution; provided that the Affected Financial Institution receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Financial Institution's Pro Rata Share of the Aggregate Capital and Yield owing to the Financial Institutions and all accrued but unpaid fees and other costs and expenses payable in respect of its Pro Rata Share of the Purchaser Interests of the Financial Institutions.

          Section 12.2 Participations. Any Financial Institution may, in the ordinary course of its business at any time sell to one or more Persons (each a "Participant") participating interests in its Pro Rata Share of the Purchaser Interests of the Financial Institutions, its obligation to the Company pursuant to a Liquidity Agreement or any other interest of such Financial Institution hereunder. Notwithstanding any such sale by a Financial Institution of a participating interest to a Participant, such Financial Institution's rights and obligations under this Agreement shall remain unchanged, such Financial Institution shall remain solely responsible for the performance of its obligations hereunder, and Seller, Company, the L/C Issuer and the Agent shall continue to deal solely and directly with such Financial Institution in connection with such Financial Institution's rights and obligations under this Agreement. Each Financial Institution agrees that any agreement between such Financial Institution and any such Participant in respect of such participating interest shall not restrict such Financial Institution's right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in Section 14.1(b)(i).

          Section 12.3 Terminating Financial Institutions.

               (a) Each Financial Institution hereby agrees to deliver written notice to the Agent not more than 30 days and not less than 5 days prior to the Liquidity Termination Date indicating whether such Financial Institution intends to renew its Commitment hereunder. If any Financial Institution fails to deliver such notice on or prior to the date that is 5 Business

Days prior to the Liquidity Termination Date, such Financial Institution will be deemed to have declined to renew its Commitment (each Financial Institution which has declined or has been deemed to have declined to renew its Commitment hereunder, a "Non-Renewing Financial Institution"). The Agent shall promptly notify Company and the L/C Issuer of each Non-Renewing Financial Institution and Company, in its sole discretion, may (A) to the extent of Commitment Availability, declare that such Non-Renewing Financial Institution's Commitment shall, to such extent, automatically terminate on a date specified by Company on or before the Liquidity Termination Date or (B) upon one (1) Business Days' notice to such Non-Renewing Financial Institution assign to such Non-Renewing Financial Institution on a date specified by Company its Pro Rata Share of the aggregate Purchaser Interests then held by Company, subject to, and in accordance with the applicable Liquidity Agreement. In addition, Company may, in its sole discretion, at any time (x) to the extent of Commitment Availability, declare that any Affected Financial Institution's Commitment shall automatically terminate on a date specified by Company or (y) assign to any Affected Financial Institution on a date specified by Company its Pro Rata Share of the aggregate Purchaser Interests then held by Company, subject to, and in accordance with the applicable Liquidity Agreement (each Affected Financial Institution or each Non-Renewing Financial Institution is hereinafter referred to as a "Terminating Financial Institution"). The parties hereto expressly acknowledge that any declaration of the termination of any Commitment, any assignment pursuant to this Section 12.3 and the order of priority of any such termination or assignment among Terminating Financial Institutions shall be made by Company in its sole and absolute discretion.

               (b) Upon any assignment to a Terminating Financial Institution as provided in this Section 12.3, any remaining Commitment of such Terminating Financial Institution shall automatically terminate. Upon reduction to zero of the Capital of all of the Purchaser Interests of a Terminating Financial Institution (after application of Collections thereto pursuant to Sections 2.2 and 2.3) all rights and obligations of such Terminating Financial Institution hereunder shall be terminated and such Terminating Financial Institution shall no longer be a "Financial Institution" hereunder; provided, however, that the provisions of Article X shall continue in effect for its benefit with respect to Purchaser Interests held by such Terminating Financial Institution prior to its termination as a Financial Institution.

                                  ARTICLE XIII
                                    Reserved.

                                   ARTICLE XIV
                                  MISCELLANEOUS

          Section 14.1 Waivers and Amendments. (a) No failure or delay on the part of the Agent, the L/C Issuer or any Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

               (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 14.1(b). Company, Seller and the Agent, at the direction of the Required Financial Institutions, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

                    (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by Seller or the Servicer, (B) reduce the rate or extend the time of payment of Yield or any CP Costs (or any component of Yield or CP Costs), (C) reduce any fee payable to the Agent for the benefit of the Purchasers, (D) except pursuant to Article XII hereof, change the amount of the Capital of any Purchaser, any Financial Institution's Pro Rata Share (except as may be required pursuant to a Liquidity Agreement) or any Financial Institution's Commitment,
(E) amend, modify or waive any provision of the definition of Required Financial Institutions or this Section 14.1(b), (F) consent to or permit the assignment or transfer by Seller of any of its rights and obligations under this Agreement,
(G) change the definition of "Eligible Receivable," "Loss Reserve," "Dilution Reserve," "Yield and Servicer Reserve" or (H) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (G) above in a manner that would circumvent the intention of the restrictions set forth in such clauses;

                    (ii) without the written consent of the then Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Agent, or

                    (iii) without the written consent of the L/C Issuer, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the L/C Issuer.

Notwithstanding the foregoing, (i) without the consent of the Financial Institutions, but with the consent of Seller and the L/C Issuer, the Agent may amend this Agreement solely to add additional Persons as Financial Institutions hereunder and (ii) the Agent, the L/C Issuer, the Required Financial Institutions and Company may enter into amendments to modify any of the terms or provisions of Article XI, Article XII, Section 14.13 or any other provision of this Agreement without the consent of Seller, provided that such amendment has no negative impact upon Seller. Any modification or waiver made in accordance with this Section 14.1 shall apply to each of the Purchasers equally and shall be binding upon Seller, the Purchasers, the L/C Issuer and the Agent.

          Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Seller hereby authorizes the Agent to effect purchases and Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent in good faith believes to be acting on behalf of Seller. Seller agrees to deliver promptly to the Agent a written confirmation of each telephonic notice signed by an Authorized Officer of Seller; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent, the records of the Agent shall govern absent manifest error.

          Section 14.3 Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of such Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 14.4 Protection of Interests of the Agent, the Purchasers and the L/C Issuer.

               (a) Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Agent may request, to perfect, protect or more fully evidence the Purchaser Interests, the security interest granted hereunder, or to enable the Agent, the L/C Issuer or the Purchasers to exercise and enforce their rights and remedies hereunder. At any time, the Agent may, or the Agent may direct Seller or the Servicer to, notify the Obligors of Receivables, at Seller's expense, of the ownership or security interests of the Purchasers under this Agreement and the security interests granted under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. Seller or the Servicer (as applicable) shall, at any Purchaser's request, withhold the identity of such Purchaser in any such notification.

               (b) If any Seller Party fails to perform any of its obligations hereunder, the Agent, the L/C Issuer or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligations, and the Agent's, the L/C Issuer's or such Purchaser's costs and expenses incurred in connection therewith shall be payable by Seller as provided in Section 10.3. Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (i) within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party for the benefit of itself and of the Purchasers and the L/C Issuer, to file, without the signature of the Seller or Originator, as debtors, the UCC financing statements contemplated herein and under the Receivables Sale Agreement (ii) to execute (if necessary) on behalf of Seller as debtor and to file financing statements necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the

Purchasers and the L/C Issuer in the Receivables and (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 14.5 Confidentiality. (a) Each Seller Party shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and other nonpublic proprietary information with respect to the Agent, the L/C Issuer and each Purchaser and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Seller Party may disclose such information (i) to any Seller Party, (ii) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through any Seller Party, (iv) to the extent such information was available to such Seller Party on a nonconfidential basis prior to its disclosure to such Seller Party hereunder,
(v) with the consent of the Agent, the L/C Issuer or such Purchaser, as applicable, (vi) to the extent otherwise permitted by this Agreement, (vii) to the extent that such Seller Party should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any governmental authority to disclose such information; provided, that, in the case of clause (vii) above, such Seller Party, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vii)(A) above, will (unless advised by counsel that such action would be prohibited by law or adversely affect any rights or interests of the Seller Party hereunder) notify the Agent, the L/C Issuer or such Purchaser, as applicable, of its intention to make any such disclosure prior to making any such disclosure or (viii) in the protection or enforcement of any of its rights hereunder.

               (b) The Agent, the L/C Issuer and each Purchaser covenants and agrees that any information obtained by the Agent, the L/C Issuer or such Purchaser with respect to Seller, Servicer, Originator or the Performance Guarantor pursuant to this Agreement shall be held in confidence except that the Agent, the L/C Issuer or such Purchaser may disclose such information (i) to the Agent, the L/C Issuer or any Purchaser, (ii) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives,
(iii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent, the L/C Issuer or such Purchaser, (iv) to the extent such information was available to the Agent, the L/C Issuer or such Purchaser on a nonconfidential basis prior to its disclosure to the Agent, the L/C Issuer or such Purchaser hereunder, (v) with the consent of the Seller, Servicer, Originator or the Performance Guarantor, as applicable,
(vi) to the extent otherwise permitted by this Agreement, (vii) to the extent that Agent, the L/C Issuer or such Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any governmental authority to disclose such information; provided, that, in the case of clause (vii) above, the Agent, the L/C Issuer or such Purchaser, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vii)(A) above, will (unless advised by counsel that such action would be prohibited by law or adversely affect any rights or interests of the Agent, the L/C Issuer or such Purchaser hereunder) notify the Servicer, Originator or the Performance Guarantor, as applicable, of its intention to make any such disclosure prior to making any such disclosure or (viii) in the protection or enforcement of any of its rights hereunder.

          Section 14.6 Bankruptcy Petition. Seller, the Servicer, the Agent, the L/C Issuer and each Financial Institution hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Company, it will not institute against, or join any other Person in instituting against, Company or any such entity any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 14.7 Limitation of Liability. No claim may be made by any Seller Party or any other Person against Company, the Agent, the L/C Issuer or any Financial Institution or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Seller Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 14.9 CONSENT TO JURISDICTION. EACH SELLER PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH SELLER PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE L/C ISSUER OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT, THE L/C ISSUER OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH SELLER PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR

OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY SELLER PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 14.11 Integration; Binding Effect; Survival of Terms.

               (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

               (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Seller Party pursuant to Article V, (ii) the indemnification and payment provisions of
Article X, and Sections 14.5 and 14.6 shall be continuing and shall survive any termination of this Agreement.

          Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 14.13 JPMorgan Roles. Each of the Financial Institutions and the L/C Issuer acknowledges that JPMorgan acts, or may in the future act, (i) as administrative agent for Company, the L/C Issuer or any Financial Institution,
(ii) as issuing and paying agent for the Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for the Commercial Paper and (iv) to provide other services from time to time for Company or any Financial Institution (collectively, the "JPMorgan Roles"). Without limiting the generality of this Section 14.13, each Financial Institution and the L/C Issuer hereby acknowledges and consents to any and all JPMorgan Roles and agrees that in connection with any JPMorgan Role, JPMorgan may take, or refrain from taking, any action that it, in its discretion, deems appropriate, including, without limitation, in its role as administrative agent for Company, and the giving of notice to the Agent of a mandatory purchase pursuant to a Liquidity Agreement.

          Section 14.14 Characterization. (a) Except for the limited purpose provided in Section 14.14(d), it is the intention of the parties hereto that each purchase of Purchaser Interests by the Purchasers hereunder shall constitute and be treated as an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Purchaser Interest. Except as specifically provided in this Agreement, each sale of a Purchaser Interest hereunder is made without recourse to Seller; provided, however, that (i) Seller shall be liable to each Purchaser and the Agent for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or the Agent or any assignee thereof of any obligation of Seller or Originator or any other Person arising in connection with the Receivables, the Related Security, or the related Contracts, or any other obligations of Seller or Originator.

               (b) In addition to any ownership interest which the Agent, on behalf of the Purchasers, may from time to time acquire in the Purchaser Interests pursuant hereto, Seller hereby grants to the Agent for the ratable benefit of the Purchasers and the L/C Issuer a valid and perfected security interest in all of Seller's (whether an undivided percentage interest or otherwise) right, title and interest in, to and under, all Receivables now existing or hereafter arising (including, without limitation, the Seller Interest), all Related Security with respect to such Receivables, all Collections with respect to such Receivables, all amounts paid to Cash-Collateralize the Letter of Credit Obligations and all proceeds of any thereof, prior to all other liens on and security interests therein, to secure the prompt and complete payment of the Aggregate Unpaids (including, without limitation, all Letter of Credit Obligations). The Agent, the L/C Issuer and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

               (c) If, notwithstanding the intent of the parties expressed in paragraph (a) above, the purchases hereunder are not treated as sales, the sale, assignment, and transfer of each Purchaser Interest shall be treated as the grant of a valid and perfected security interest in all of Seller's right, title and interest in, to and under, all Receivables now existing or hereafter arising, all Related Security with respect to such Receivables, all Collections with respect to such Receivables and all proceeds of any thereof prior to all other liens on and security interests therein to secure the prompt and complete payment of the Aggregate Unpaids. Seller shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in, and not to constitute a sale of, such Purchaser Interests, such security interest will be a perfected security interest in favor of the Agent under the UCC and other applicable law and will be maintained as such throughout the term of this Agreement. In respect of such security interest with respect to the Purchaser Interests, the Agent and the Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

               (d) Solely for income tax purposes, the acquisition by the Purchasers of Purchaser Interests shall be characterized as a loan or loans by the Purchasers to Seller secured by the Receivables, the Related Security and the Collections.

          Section 14.15 Amendment and Restatement.

               (a) This Agreement amends and restates in its entirety the Earlier Purchase Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Earlier Purchase Agreement shall, subject to this Section 14.15, be superseded hereby.

               (b) Notwithstanding the amendment and restatement of the Earlier Purchase Agreement by this Agreement:

                    (i) each Purchaser Interest existing on the date hereof under the Earlier Purchase Agreement shall continue in effect as a Purchaser Interest hereunder, without any transfer, conveyance, diminution or other modification thereto or effect thereon occurring or being deemed to occur by reason of the amendment and restatement of the Earlier Purchase Agreement hereby; and

                    (ii) Seller shall continue to be liable to the Purchasers and the Agent with respect to (A) all "Obligations" accrued to the date hereof under the Earlier Purchase Agreement and (B) all agreements on the part of the Seller under the Earlier Purchase Agreement to indemnify any of the Purchasers or the Agent in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in Article X thereof.

               (c) This Agreement is given in substitution for the Earlier Purchase Agreement and not as payment of any of the obligations of Seller thereunder, and is in no way intended to constitute a novation of the Earlier Purchase Agreement. Nothing contained herein is intended to amend, modify or otherwise affect any obligation of Seller, Servicer, the Originator or the Performance Guarantor (in respect of its obligations under any Performance Undertaking) existing prior to the date hereof.

               (d) Upon the effectiveness of this Agreement, each reference to the Earlier Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.

               (e) Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the facility contemplated herein, including, without limitation, the eligibility of Receivables purchased under the Earlier Purchase Agreement and any settlements to be made with respect thereto.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly Authorized Officers as of the date hereof.

                                        TIMKEN RECEIVABLES CORPORATION
                                        as Seller


                                        By:  /s/ Glenn A. Eisenberg
                                            ------------------------------------
                                        Name: Glenn A. Eisenberg
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        THE TIMKEN CORPORATION
                                        as Servicer


                                        By:  /s/ Glenn A. Eisenberg
                                            ------------------------------------
                                        Name: Glenn A. Eisenberg
                                              ----------------------------------
                                        Title: Executive Vice President, Finance
                                               and Administration
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

      Signature Page to Amended and Restated Receivables Purchase Agreement

                                        JUPITER SECURITIZATION CORPORATION, as
                                        Company

                                        By: JPMorgan Chase Bank, N.A., its
                                            attorney in fact


                                        By:  /s/ William W. Wood
                                            ------------------------------------
                                        Name: William W. Wood
                                        Title: Vice President
                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                        JPMORGAN CHASE BANK, N.A., as a
                                        Financial Institution, as L/C Issuer and as Agent


                                        By:  /s/ William W. Wood
                                            ------------------------------------
                                        Name: William W. Wood
                                        Title: Vice President
                                        Address:
                                                 -------------------------------

                                                 -------------------------------


                                       I-1